UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2006, the Registrant entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional investors for a private placement of 4,874,630 shares of the Registrant’s common stock (“Common Shares”), at a price of $2.88 per share, resulting in gross proceeds of approximately $14.0 million to the Registrant before deducting the placement agent’s fee of approximately $840,000 as well as the other transaction expenses payable by the Registrant. The unregistered issuance of the Common Shares was made to investors representing that they are accredited investors, as defined in and pursuant to an exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended.

Pursuant to the Securities Purchase Agreement, the Registrant has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-1 covering the Common Shares within 45 days after the closing of the sale of the Common Shares. The Securities Purchase Agreement requires the Registrant to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as promptly as possible after it is filed, but in any event within 90 days of the closing (or, if earlier, to file an acceleration request within 5 trading days after the Registrant receives notification from the SEC that the registration statement will not become subject to review) if the registration statement is not subject to review by the SEC or within 120 days of the closing if the registration statement becomes subject to review by the SEC.

If (a) the Registrant fails to file the registration statement or have it declared effective within the time periods described above, (b) except for certain excluded circumstances, an investor in the private placement is not permitted to sell Common Shares under the registration statement for 15 or more consecutive trading days, or (c) the Registrant fails to deliver a certificate evidencing Common Shares within 5 trading days of when such delivery is required, then the Registrant will be required to pay liquidated damages in the amount of 0.75% of the purchase price of the Common Shares held by investors under the Securities Purchase Agreement until the event that caused the payment is cured, up to a maximum in liquidated damages of 10% of the aggregate purchase price of the Common Shares.

The foregoing is a summary of the terms of the Securities Purchase Agreements, does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The private placement described above under Item 1.01 closed on November 21, 2006. The disclosure provided above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated November 20, 2006, among Orchid Cellmark Inc. and the Investors listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchid Cellmark Inc.

Date: November 21, 2006	By:	/s/ Warren T. Meltzer
	Name:	Warren T. Meltzer
	Title:	Vice President—Law and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated November 20, 2006 among Orchid Cellmark Inc. and the Investors listed therein.